UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

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VROOM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1375 Broadway, Floor 11 New York, New York 10018
(Address of principal executive offices) (Zip Code)

(855) 524-1300
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, the board of directors (the “Board”) of Vroom, Inc. (the “Company”) appointed Thomas H. Shortt as the Company’s Chief Executive Officer, to succeed Paul J. Hennessy upon Mr. Hennessy’s resignation as Chief Executive Officer and a director of the Company, in each case effective as of May 9, 2022 (the “Effective Date”). Mr. Shortt ceased serving as the Company’s Chief Operating Officer as of the Effective Date. In connection with his appointment as Chief Executive Officer, Mr. Shortt has been appointed to the Board to fill the vacancy created by Mr. Hennessy’s resignation, effective as of the Effective Date, to serve as a director with a term expiring at the Company’s annual meeting of stockholders to be held on June 16, 2022, when he will be nominated for re-election, and will continue to serve until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal.

Mr. Shortt previously served as the Company’s Chief Operating Officer from January 2022. Prior to joining the Company, Mr. Shortt served as Senior Vice President at Walmart Inc. starting in June 2018, where he developed a comprehensive ecommerce supply chain strategy and led improvements through advanced analytics, processes, and systems. Prior to his time at Walmart, Mr. Shortt served as Senior Vice President of Supply Chain at The Home Depot, Inc. starting in 2013, and previously held senior leadership roles overseeing supply chain, fulfillment and logistics, with an emphasis on change management and business transformation, at ACCO Brands Corporation, Unisource Worldwide, Inc., Fisher Scientific International, Inc. and Office Depot, Inc. Mr. Shortt holds a Bachelor of Science degree in Accounting from the University of Akron. The Company believes that Mr. Shortt’s expertise in supply chain, logistics, data analytics and change management qualifies him to serve on the Board.

Effective as of the Effective Date, Robert J. Mylod, Jr., the current Chairperson of the Board, has been appointed as the Independent Executive Chair of the Board in order to support the leadership change in the Company’s Chief Executive Officer position.

Effective as of the Effective Date, the Company has entered into a new employment letter (the “Employment Letter”) with Mr. Shortt in connection with his appointment as Chief Executive Officer.

Pursuant to the Employment Letter, Mr. Shortt’s annual base salary was increased to $700,000 from $650,000 and his annual cash incentive target opportunity was increased from 75% to 100% of gross annual base salary actually paid with respect to the given year, pro-rated for partial years of service. In connection with his appointment, Mr. Shortt received a restricted stock unit grant with respect to 1,200,000 shares of common stock of the Company (the “RSU Grant”), which will vest on the third anniversary of the Effective Date, subject to his continued employment through that date; provided, that there will be an opportunity for the RSU Grant to vest on an accelerated basis in 1/3 increments if the Company achieves and sustains a closing price at or above $7.50 per share for twenty consecutive trading days during the three-year vesting period; a closing price at or above $15.00 per share for twenty consecutive trading days in the second or third years of the vesting period; and a closing price at or above $21.00 per share for twenty consecutive trading days during the third year of the vesting period. Mr. Shortt also received a grant of options to purchase common stock with respect to 600,000 shares of common stock at an exercise price of $7.50 per share (the “Option Grant,” and together with the RSU Grant, the “CEO Grants”), subject to ratable vesting on the first three anniversaries of the grant date and his continued employment through each applicable vesting date. Mr. Shortt will not be eligible to receive any other awards in connection with the Company’s annual equity award grants for 2022. Commencing in 2023, Mr. Shortt will be eligible to receive annual equity awards in the amounts and on such terms as are determined by the Compensation Committee of the Board.

The Employment Letter provides that, in the event of Mr. Shortt’s separation from service without cause or for good reason or in the event of his termination in connection with a change in control, and notwithstanding anything to the contrary set forth in the Company’s Executive Severance Plan, Mr. Shortt will be entitled to severance benefits that include the following: (i) 18 months of base salary and target bonus; (ii) accelerated vesting of the CEO Grants and all equity awards outstanding as of the date of the Employment Letter; and (iii) extended exercisability of the Option Grant and all option awards outstanding as of the date of the Employment Letter until the earlier of the third anniversary of Mr. Shortt’s termination or the expiration of the original term. The Employment Letter also provides that the definition of “Cause” as it applies to Mr. Shortt will include certain notice and cure rights, as well as a requirement that any determination of “Cause” is made by a majority of the Board (not including Mr. Shortt). For the avoidance of doubt, Mr. Shortt will continue to be eligible to participate in the Company’s Executive Severance Plan.

The Company will pay or reimburse Mr. Shortt for all reasonable business expenses incurred by him in performing his services under the Employment Letter and Mr. Shortt will continue to be eligible to participate in the Company’s broad-based employee benefits programs. In addition, he will remain covered by his indemnification agreement and will remain subject to the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company. The Employment Letter also includes a mutual non-disparagement agreement between Mr. Shortt and the Company.

The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Letter, dated as of May 9, 2022, by and between Thomas Shortt and Vroom, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2022	VROOM, INC.
	By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Chief Financial Officer